Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Connexa Sports Technologies, Inc

We consent to the inclusion in the Form S-1 Registration Statement under the Securities Act of 1933 of connexa sports Technologies of our report dated March 24th, 2024, for Yuanyu Enterprise Management Co., Limited of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the year ended January 31, 2024, and 2023

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

August 13, 2024